      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 3, 1996

                                                      REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                        TURNER BROADCASTING SYSTEM, INC.
             (Exact name of registrant as specified in its charter)
                             ---------------------

                   GEORGIA                                      58-0958695
         (State or other jurisdiction                (I.R.S. Employer Identification
      of incorporation or organization)                          Number)

                                 ONE CNN CENTER
                             ATLANTA, GEORGIA 30303
                                 (404) 827-1700
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            MR. CHRISTIAN L. BECKEN
                          VICE PRESIDENT AND TREASURER
                        TURNER BROADCASTING SYSTEM, INC.
                                 ONE CNN CENTER
                             ATLANTA, GEORGIA 30303
                                 (404) 827-1700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                WITH A COPY TO:

                              LOUISE S. SAMS, ESQ.
                             DEPUTY GENERAL COUNSEL
                        TURNER BROADCASTING SYSTEM, INC.
                                 ONE CNN CENTER
                             ATLANTA, GEORGIA 30303
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------
                                                                       PROPOSED
                                                       PROPOSED        MAXIMUM
                                        AMOUNT         MAXIMUM        AGGREGATE       AMOUNT OF
          TITLE OF SHARES                TO BE         OFFERING        OFFERING      REGISTRATION
          TO BE REGISTERED            REGISTERED       PRICE(1)        PRICE(1)          FEE
- ---------------------------------------------------------------------------------------------------
Class B Common Stock,
  par value $0.0625                 240,965 shares      $14.39        $3,467,486      $1,196.00
- ---------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(g) under the Securities Act of 1933, as amended, on the basis of the exercise price of the warrants pursuant to which the shares to be registered are issuable.
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT
SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     This Preliminary Prospectus and the information contained herein are subject to completion or amendment and prospective purchasers are referred to the related final Prospectus for definitive information on any matter contained herein. This Preliminary Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

                   SUBJECT TO COMPLETION, DATED JULY 3, 1996

PROSPECTUS

                        TURNER BROADCASTING SYSTEM, INC.

                                 240,965 SHARES
                              CLASS B COMMON STOCK

                               ------------------

     This Prospectus relates to 240,965 shares (the "Shares") of Class B common stock, par value $0.0625 per share ("Class B Common Stock"), of Turner Broadcasting System, Inc., a Georgia corporation (the "Company"), issuable upon the exercise of Warrants (the "Warrants"), originally issued by New Line Cinema Corporation ("New Line") on May 30, 1991 and assumed by the Company in connection with its acquisition of New Line on January 28, 1994. Immediately following the assumption thereof by the Company, the Warrants became exercisable for an aggregate of 240,965 shares of Class B Common Stock at an exercise price of $14.39 per share.

     The Shares offered hereby will be sold directly by the Company to holders of the Warrants upon exercise of the Warrants and payment of the Warrant exercise price. The net proceeds from the issuance of the Shares offered hereby will be used by the Company for general corporate purposes. See "Use of Proceeds."

     The Class B Common Stock is listed and principally traded on the American Stock Exchange, Inc. (the "AMEX") under the symbol "TBSB". On July 1, 1996, the last reported sale price of the Class B Common Stock on the AMEX was $27.50 per share.

                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
        PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                               ------------------

                  The date of this Prospectus is July 3, 1996

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Regional Offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. Certain equity securities of the Company are listed on the American Stock Exchange, and reports and other information concerning the Company can be inspected at the offices of such exchange at 86 Trinity Place, New York, New York 10006. This Prospectus does not contain all of the information set forth in the Registration Statement on Form S-3 and the exhibits thereto which the Company has filed with the Commission (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), and to which reference is hereby made for further information.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed by the Company with the Commission and are hereby incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

     1. Annual Report of the Company on Form 10-K for the year ended December 31, 1995;

     2. The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1996;

     3. The Company's Current Reports on Form 8-K, dated January 3, 1996 and June 26, 1996;

     4. The Company's Proxy Statement, dated April 29, 1996, for its 1996 Annual Meeting of Shareholders; and

     5. The description of the Class B Common Stock in the Company's Form 8-A filed with the Commission on August 13, 1987, as amended.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made by this Prospectus also shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents (such documents, and the document referred to above, being herein referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document or in an accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such Incorporated Documents. Requests for such copies should be directed to Steven W. Korn, Corporate Secretary, Turner Broadcasting System, Inc., One CNN Center, Atlanta, Georgia 30303 (Telephone: (404) 827-1700).

                                  THE COMPANY

     Turner Broadcasting System, Inc. (the "Company") is a diversified information and entertainment company which was incorporated in the State of Georgia in 1965. Through its subsidiaries, the Company owns and operates four domestic entertainment networks, four international entertainment networks (together, the "Entertainment Networks"), and four news networks. The Company produces and distributes entertainment and news programming worldwide, with operations in motion picture, animation, sports and television production, home video, television syndication, licensing and merchandising, and publishing.

     The Company's operations are in two primary industry segments:
Entertainment and News. The Entertainment Segment consists of Entertainment Networks and Entertainment Production and Distribution.

     The Entertainment Networks include four domestic networks (TBS SuperStation, Turner Network Television ("TNT"), the Cartoon Network and Turner Classic Movies) and four international networks (TNT Latin America, Cartoon Network Latin America, TNT & Cartoon Network Europe and TNT & Cartoon Network
Asia).

     The Entertainment Production and Distribution group is involved in the creation of programming and the distribution of original and library product to the Entertainment Networks and third parties. The Production companies include New Line, Castle Rock Entertainment and Turner Pictures Worldwide, Inc., each of which is principally involved in motion picture and television production.

     The Company owns two major copyright libraries. The Turner Entertainment Co. library contains approximately 3,400 Metro-Goldwyn-Mayer, Inc., RKO Pictures, Inc. and pre-1950 Warner Bros. films, 3,000 short subjects and 1,850 cartoon episodes, and approximately 2,600 television shows. The Hanna-Barbera library consists of over 3,000 half-hours of animation programming.

     The Company's News Segment includes three domestic networks (Cable News Network, Headline News and CNN Financial News Network) and one international network (CNN International).

     In addition to its Entertainment and News Segments, the Company also owns Major League Baseball's Atlanta Braves and a 96% limited partnership interest in the National Basketball Association's Atlanta Hawks.

     The Company's principal executive offices are located at One CNN Center, Atlanta, Georgia 30303, and its telephone number is (404) 827-1700.

                              RECENT DEVELOPMENTS

     The Company has entered into an Amended and Restated Agreement and Plan of Merger, dated as of September 22, 1995 (the "Merger Agreement"), among the Company, Time Warner Inc. ("TWI"), TW Inc., a Delaware corporation and currently a wholly-owned subsidiary of TWI ("New Time Warner"), Time Warner Acquisition Corp., a Delaware corporation ("Delaware Sub"), and TW Acquisition Corp., a Georgia corporation ("Georgia Sub"), which provides for a transaction in which the Company and TWI will each become a wholly-owned subsidiary of a new holding company, New Time Warner. Pursuant to the Merger Agreement, (a) Georgia Sub will be merged into the Company (the "TBS Merger"), (b) each outstanding share of Class A Common Stock of the Company and each share of Class B Common Stock of the Company (other than shares held directly or indirectly by TWI or New Time Warner or in the treasury of the Company and other than shares with respect to which dissenters' rights are properly exercised) will be converted into 0.75 of a share of common stock, par value $.01 per share, of New Time Warner ("New Time Warner Common Stock"), (c) each share of Class C Convertible Preferred Stock of the Company (other than shares held directly or indirectly by TWI or New Time Warner or in the treasury of the Company and other than shares with respect to which dissenters' rights are properly exercised) will be converted into 4.80 shares of New Time Warner Common Stock, (d) Delaware Sub will be merged into TWI (the "TW Merger" and together with the TBS Merger, the "Mergers"), (e) each outstanding share of common stock, par value $1.00 per share, of TWI (other than shares held directly or indirectly by TWI) will be converted into one share of New Time Warner Common Stock, (f) each outstanding share of each series of preferred stock of TWI

(other than shares held directly or indirectly by TWI and shares with respect to which appraisal rights are properly exercised) will be converted into one share of a substantially identical series of preferred stock of New Time Warner having the same designation as the shares of preferred stock of TWI so converted, (g) each of TWI and the Company will become a wholly-owned subsidiary of New Time Warner and (h) New Time Warner will be renamed "Time Warner Inc."

     The Mergers are subject to a number of closing conditions, including regulatory approvals and the approval of the shareholders of the Company and the stockholders of TWI. Among the required regulatory approvals are (i) the approval of the Federal Communications Commission (the "FCC") and (ii) the expiration of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Both the FCC and the Federal Trade Commission (the "FTC"), which has the responsibility for reviewing the parties' filings under the HSR Act, are closely reviewing the Mergers. There can be no assurance that all of the conditions to the consummation of the Mergers will be satisfied or that, as a condition to the grant of any approvals by government agencies, including the FCC and the FTC, changes will not be required to the terms of the Merger Agreement or the other agreements entered into by the Company, TWI and Liberty Media Corporation ("LMC"), a wholly-owned subsidiary of Tele-Communications, Inc. ("TCI"), and its affiliates in connection with the Mergers. As a result of the arrangements among R.E. Turner, the Company, TWI and LMC and its affiliates, holders of a sufficient number of shares of the Company's capital stock of each class have agreed to vote in favor of the TBS Merger to assure its approval by the Company's shareholders, regardless of the vote of any other shareholders of the Company. The LMC Agreement described below, however, provides that the obligation of LMC and its affiliates to vote in favor of the TBS Merger is subject to certain conditions, including there not having been amendments to the related agreements that would have certain effects on LMC.

     Concurrently with the execution of the Merger Agreement, the Company and LMC Southeast Sports, Inc. ("LMC Sports") entered into a Stock Purchase Agreement (the "SportSouth Agreement") pursuant to which the Company will sell to LMC Sports all of the outstanding capital stock of Turner Sports Programming, Inc. ("TSPI") which owns a 44% interest in SportSouth Network, Ltd. The purchase price for the stock of TSPI (currently estimated to be $60 million) will be determined in accordance with a formula set forth in the SportSouth Agreement. The transaction contemplated by the SportSouth Agreement is conditioned upon the consummation of the Mergers.

     Pursuant to the Amended and Restated LMC Agreement (the "LMC Agreement"), dated as of September 22, 1995, among TWI, New Time Warner, LMC and certain of its affiliates, LMC and certain of its affiliates have agreed, subject to certain conditions, to vote all of their shares of Company capital stock in favor of the approval of the TBS Merger and each of the other transactions contemplated by the Merger Agreement and in favor of the approval of the Merger Agreement. Pursuant to the LMC Agreement, TWI has agreed with LMC that, upon the happening of certain events, LMC will have the right to cause TWI to terminate the Merger Agreement and abandon the Mergers.

                                USE OF PROCEEDS

     The net proceeds to the Company from the issuance of the Shares, after payment of offering expenses, will be approximately $3,455,500 which the Company expects to use for general corporate purposes.

                              PLAN OF DISTRIBUTION

     The Shares offered hereby will be sold directly by the Company to the holders of the Warrants upon exercise of the Warrants. The Warrants were issued on May 30, 1991 by New Line and assumed by the Company on January 28, 1994 in connection with its acquisition of New Line. Each Warrant entitles the registered holder to purchase one share of Class B Common Stock at the price of $14.39. The original exercise period for the Warrants expired on May 30, 1996 but, pursuant to an agreement with the holders of the Warrants, the Company has extended the exercise period until such time as this registration statement becomes effective in order to permit holders of the Warrants to receive upon exercise thereof shares of Class B Common Stock that have been registered under the Securities Act of 1933, as amended.

     No person will be entitled to receive any discounts or commissions in connection with the issuance of the Shares offered hereby, and all expenses of this offering will be borne by the Company.

                                    EXPERTS

     The financial statements of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

     The validity of the Shares will be passed upon for the Company by Steven W. Korn, Esq., Vice President, General Counsel and Secretary of the Company.

- ------------------------------------------------------
- ------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                             ---------------------

                               TABLE OF CONTENTS

                                   PROSPECTUS

                                        PAGE
                                        ----
Available Information.................     2
Incorporation of Certain Documents by
  Reference...........................     2
The Company...........................     3
Recent Developments...................     3
Use of Proceeds.......................     4
Plan of Distribution..................     4
Experts...............................     5
Legal Matters.........................     5

- ------------------------------------------------------
- ------------------------------------------------------

- ------------------------------------------------------
- ------------------------------------------------------

                              TURNER BROADCASTING
                                  SYSTEM, INC.

                                 240,965 SHARES
                              CLASS B COMMON STOCK

                               ------------------

                                   PROSPECTUS

                               ------------------
                                  JULY 3, 1996

- ------------------------------------------------------
- ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth an itemized statement of all estimated expenses in connection with the issuance and distribution of the securities being registered:

    Registration Fee...........................................................  $ 1,196
    Printing Expenses..........................................................    4,000
    Legal Fees and Expenses....................................................    2,000
    Accounting Fees and Expenses...............................................    2,000
    Miscellaneous..............................................................    2,804
                                                                                 -------
              Total............................................................  $12,000
                                                                                 =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Bylaws provide for indemnification of directors and officers of the Company against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of the Company.

     The Company's Bylaws provide for indemnification of directors and officers of the Company in connection with or resulting from any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he or she may become involved by reason of his or her being or having been a director or officer, or by reason of any action taken or not taken in his or her capacity as such director or officer or as a member of any committee appointed by the Board of Directors of the Company to act for, in the interest of, or on behalf of the Company, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, in addition, with respect to any criminal action or proceeding, did not have reasonable cause to believe that his or her conduct was unlawful.

     Indemnification is mandatory in the case of a director or officer who is wholly successful on the merits or otherwise with respect to any claim, action, suit or proceeding of the character described above. In other cases, the determination whether to indemnify a director or officer is made by a majority of disinterested directors, a majority of disinterested shareholders, or independent legal counsel selected by any Judge of the United States District Court for the Northern District of Georgia, Atlanta Division, at the request of either the Company or the person seeking indemnification.

     The Company's Articles of Incorporation provide that a director of the Company will not be personally liable to the Company or its shareholders for monetary damages for breach of duty of care or other duty as a director, except for liability (i) for any appropriation, in violation of the director's duties, of any business opportunity of the Company, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,
(iii) for making a distribution in violation of Section 14-2-831 of the Georgia Business Corporation Code or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company has insurance to indemnify its directors and officers, subject to the limits contained in those policies, from those liabilities in respect of which such indemnification insurance is permitted under the laws of the State of Georgia.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER                                             EXHIBITS
- -------       ----------------------------------------------------------------------------------
  4.1    --   Restated Articles of Incorporation of the Company (filed as Exhibit 3.1 to the
              Company's Form 10-Q for the fiscal quarter ended June 30, 1994, and incorporated herein by reference).
  4.2    --   Bylaws of the Company, as amended on and through November 13, 1990 (filed as
              Exhibit 3.2 to the Company's Form 10-K for the fiscal year ended December 31,
              1991, and incorporated herein by reference).
  5      --   Opinion of Steven W. Korn, Esq.
 23.1    --   Consent of Steven W. Korn, Esq. (included as part of the opinion submitted as
              Exhibit 5).
 23.2    --   Consent of Price Waterhouse LLP.
 24      --   Power of Attorney (included on page II-3).

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          1. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Wayne H. Pace and Steven W. Korn his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all Amendments (including Post-Effective Amendments) to this Registration Statement and any Registration Statement filed in connection herewith pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 2nd day of July, 1996.

                                          TURNER BROADCASTING SYSTEM, INC.

                                          By:       /s/  R. E. TURNER
                                                  ------------------------
                                                        R.E. Turner
                                                  Chairman of the Board of
                                                  Directors and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                  TITLE                     DATE
- ---------------------------------------------  ---------------------------------  --------------
                                               Chairman of the Board of           July 2, 1996
              /s/ R. E. TURNER                   Directors and President
- ---------------------------------------------    (Chief Executive Officer)
                R. E. Turner

                  /s/  WAYNE H. PACE           Vice President -- Finance          July 2, 1996
- ---------------------------------------------    (Chief Financial Officer)
                Wayne H. Pace

               /s/  WILLIAM S. GHEGAN          Vice President and Controller      July 2, 1996
- ---------------------------------------------    (Chief Accounting Officer)
              William S. Ghegan

                 /s/  HENRY L. AARON                       Director               July 2, 1996
- ---------------------------------------------
               Henry L. Aaron

              /s/  W. THOMAS JOHNSON                       Director               July 2, 1996
- ---------------------------------------------
              W. Thomas Johnson

                  SIGNATURE                                  TITLE                     DATE
- ---------------------------------------------  ---------------------------------  --------------
                /s/  RUBYE M. LUCAS                        Director               July 2, 1996
- --------------------------------------------
             Rubye M. Lucas

                /s/  TERENCE F. McGUIRK                    Director               July 2, 1996
- ---------------------------------------------
             Terence F. McGuirk

                /s/  BRIAN L. ROBERTS                      Director               July 2, 1996
- ---------------------------------------------
              Brian L. Roberts

                  /s/  SCOTT M. SASSA                      Director               July 2, 1996
- ---------------------------------------------
               Scott M. Sassa

                                                           Director                     , 1996
- ---------------------------------------------
                Robert Shaye

                 /s/  PETER R. BARTON                      Director               July 2, 1996
- ---------------------------------------------
               Peter R. Barton

               /s/  JEFFREY L. BEWKES                      Director               July 2, 1996
- ---------------------------------------------
              Jeffrey L. Bewkes

               /s/  JOSEPH J. COLLINS                      Director               July 2, 1996
- ---------------------------------------------
              Joseph J. Collins

                /s/  GERALD M. LEVIN                       Director               July 2, 1996
- ---------------------------------------------
               Gerald M. Levin

                 /s/  JOHN C. MALONE                       Director               July 2, 1996
- ---------------------------------------------
               John C. Malone

                /s/  TIMOTHY P. NEHER                      Director               July 2, 1996
- ---------------------------------------------
              Timothy P. Neher

                  /s/  FRED A. VIERRA                      Director               July 2, 1996
- ---------------------------------------------
               Fred A. Vierra

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